Exhibit 10.4
L. B. Foster Company
2021 PERFORMANCE SHARE UNIT PROGRAM
(2021-2023)

[Date]
[Name and Address]

Dear _____:
Pursuant to the terms and conditions of the L. B. Foster Company 2021 Performance Share Unit Program (the “Program”), a component of the Long-Term Incentive Program, the Compensation Committee of the Board of Directors of L. B. Foster Company (the “Committee”) has awarded you ____ Performance Share Units (the “Award”). The terms and conditions of your Award are governed by the provisions of the Program document attached hereto as Exhibit A, the terms of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall each have the meaning assigned to them in the Program.
_________________________________________
Name: Robert S. Purgason
Title: Director and Chairman of the Compensation Committee

I hereby acknowledge and accept the Award described above subject to all of the terms and conditions of the Program including, without limitation, the forfeiture and covenant provisions set forth in Sections 11, 12 and 13 of the Program, regardless of whether the Award ever results in a payment under the Program. I further acknowledge receipt of a copy of the Program document and the L. B. Foster Company 2006 Omnibus Incentive Plan, as amended (the “Plan”), and I agree to be bound by all the provisions of the Program and the Plan, as amended from time to time.
By signing below, I acknowledge that: (i) I have read and understand the Program including, without limitation, the provisions that require me to repay monies to the Company if (A) I breach Section 11 or 12 of the Program or (B) the Company is required to prepare an accounting restatement to the extent set forth in Section 13(c); (ii) the Performance Share Units that have been awarded to me have no independent economic value, but rather are mere units of measurement to be used in calculating benefits, if any, available under the Program; (iii) I agree to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under this Award, the Program or the Plan; and (iv) my decision to participate in the Program is completely voluntary and done with full knowledge of its terms. I further acknowledge and agree that, except as otherwise specifically provided in the Program, in the event I terminate employment prior to the Payment Date, the Performance Share Units awarded to me shall be cancelled and forfeited, whether payable or not, without payment by the Company or any Subsidiary.

Signature: ____________________________    Date: ______________________________